UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 4, 2017
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 4, 2017, Joseph W. Hagin informed Fox Factory Holding Corp. (“Fox” or the “Company”) of his intent to resign from the Board of Directors of the Company (the “Board”), including from his positions as Chairman of the Nominating and Governance Committee of the Board and as a member of the Audit Committee of the Board, effective as of January 12, 2017. Mr. Hagin’s decision to resign is solely for personal reasons and time considerations, as he will soon serve as White House Deputy Chief of Staff for Operations , and did not involve any disagreement between himself and the Company, the Company’s management, or the Board.

The Board intends to fill the vacancy created by Mr. Hagin's resignation in due course, when it identifies an appropriate candidate. In the interim, the Board intends to make an appointment to its Audit Committee to ensure ongoing compliance with the applicable NASDAQ listing rules.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release issued by Fox Factory Holding Corp., dated January 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	January 10, 2017	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer